                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION


                          Washington, DC  20549

                             AMENDMENT NO. 1
                      TO CURRENT REPORT ON FORM 8-K
                                    ON

                                FORM 8-K/A

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934



                             January 30, 1998
                  --------------------------------------
            Date of Report  (Date of earliest event reported)


                               CANMAX INC.
-------------------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)

          Wyoming                    0-22636                75-2461665
-------------------------------    -----------         ------------------------
(State or other jurisdiction of    (Commission            (I.R.S. Employer
incorporation)                     File Number)           Identification No.)

    150 W. Carpenter Freeway
    Irving, Texas                                               75039
----------------------------------------               ------------------------
(Address of principal executive offices)                       (Zip Code)


                              (972) 541-1600
-------------------------------------------------------------------------------
           (Registrant's telephone number, including area code)



-------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As discussed in its Current Report on Form 8-K, dated January 30, 1998, Canmax Inc. (the "Company") acquired USCommunication Services, Inc. in a transaction recorded under the purchase method. The total purchase price previously reported in this Form 8-K is hereby amended to $2,952,204, subject to certain further adjustments.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following documents are included as part of this report:

(a)  Financial Statements of Business Acquired.  (Annex A)
     USCommunication Services, Inc.:
     Report of Ernst & Young LLP, Independent Auditors . . . . . .      A-1
     Consolidated Balance Sheets . . . . . . . . . . . . . . . . .      A-2
     Consolidated Statements of Operations . . . . . . . . . . . .      A-3
     Consolidated Statements of Shareholders' Deficit. . . . . . .      A-4
     Consolidated Statements of Cash Flows . . . . . . . . . . . .      A-5
     Notes to Consolidated Financial Statements. . . . . . . . . .   A-6 to A-11

(b)  Pro Forma Financial Information.  (Annex B)
     Canmax Inc. and Consolidated Subsidiaries:
     Unaudited Pro Forma Combined Condensed Financial
      Information. . . . . . . . . . . . . . . . . . . . . . . . .      B-1
     Unaudited Pro Forma Combined Condensed Statements
      of Operations. . . . . . . . . . . . . . . . . . . . . . . .   B-2 to B-3
     Notes to Unaudited Pro Forma Combined Condensed
      Financial Statements . . . . . . . . . . . . . . . . . . . .      B-4

(c)  Exhibits.

     Exhibit No.                     Document Description
     -----------                     --------------------

         2.1 Agreement and Plan of Merger dated as of January 30, 1998, among Canmax Inc., CNMX MergerSub, Inc. and USCommunication Services, Inc. (filed as Exhibit 2.1 to Form 8-K filed February 9, 1998 (the "USC 8-K"), incorporated herein by reference)

         9.1 Voting Trust Agreement of Nationwide Transportation Products, Inc. (subsequently known as USCommunication Services, Inc.) made as of May 1, 1997 (filed as
                   Exhibit 9.1 to the USC 8-K and incorporated herein by reference)

         9.2       First Amendment to Voting Trust Agreement of
                   USCommunication Services, Inc. dated as of December 1, 1997 (filed as Exhibit 9.2 to the USC 8-K and incorporated herein by reference)

        10.1 Common Stock Purchase Warrant dated January 30, 1998, between Canmax Inc. and Delia O'Donnell, Trustee (filed as Exhibit 10.1 to the USC 8-K and incorporated herein by reference)

        10.2 Common Stock Purchase Warrant dated January 30, 1998, between Canmax Inc. and Delia O'Donnell, Trustee (filed as Exhibit 10.2 to the USC 8-K and incorporated herein by reference)

        10.4 Common Stock Purchase Warrant dated January 30, 1998 between Canmax Inc. and James C. Bernet (filed as
                   Exhibit 10.4 to the USC 8-K and incorporated herein by reference)

        10.5 Common Stock Purchase Warrant dated January 30, 1998 between Canmax Inc. and James C. Bernet (filed as
                   Exhibit 10.5 to the USC 8-K and incorporated herein by reference)

        23.1       Consent of Ernst & Young LLP, independent auditors*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        Canmax Inc.
                                        (Registrant)



DATE:  April 15, 1998               By:  /s/ Roger D. Bryant
                                         -----------------------------------
                                         Roger D. Bryant
                                         Chief Executive Officer & President

                 REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


To the Board of Directors of
USCommunication Services, Inc.

We have audited the accompanying consolidated balance sheets of USCommunication Services, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' deficit and cash flows for the year ended December 31, 1997 and the period from inception (August 7, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USCommunication Services, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the year ended December 31, 1997 and the period from inception (August 7, 1996) to December 31, 1996, in conformity with generally accepted accounting principles.

                                             /s/ Ernst & Young LLP


San Diego, California
April 3, 1998

                           USCOMMUNICATION SERVICES, INC.

                            CONSOLIDATED BALANCE SHEETS

                                                         DECEMBER 31,   DECEMBER 31,
                                                             1997           1996
                                                         ------------   ------------
Assets:
   Cash                                                    $ 39,983       $    535
   Accounts and other receivables, net of allowances
     for doubtful accounts of $87,966 and $0 at
    December 31, 1997 and 1996, respectively                156,432              -
   Prepaids and other current assets                          5,415              -
                                                          ---------       --------

          Total current assets                              201,830            535
                                                          ---------       --------

     Property and equipment, net (Note 3)                   425,343              -
                                                          ---------       --------

          Total assets                                    $ 627,173       $    535
                                                          ---------       --------
                                                          ---------       --------
Liabilities and Shareholders' Deficit:
   Notes payable (Note 4)                                 $ 282,863       $  4,167
   Notes payable from shareholders (Note 4)                  20,000              -
   Accounts payable                                         439,062          1,463
   Accrued liabilities (Note 6)                             209,461            800
   Advances from shareholder (Note 5)                        27,021         40,665
   Deferred revenue                                         103,859              -
                                                          ---------       --------

          Total current liabilities                       1,082,266         47,095
                                                          ---------       --------


   Commitments (Note 8)

Shareholders' deficit:
 Class A Common Stock:
   Common stock, par value $0.001, 24,000,000 shares
     authorized; 20,000,000 shares issued and outstanding    20,000              -
   Common stock subscribed, 2,050,000 shares,
     par value $0.001                                             -          7,000
 Class B Common Stock:
   Common stock, par value $0.001, 5,000,000 shares
     authorized, none issued and outstanding                      -              -
   Additional paid in capital                                76,000              -
   Accumulated deficit                                     (551,093)       (53,560)
                                                          ---------       --------

     Total shareholders' deficit                           (455,093)       (46,560)
                                                          ---------       --------

Total liabilities and shareholders' deficit               $ 627,173       $    535
                                                          ---------       --------
                                                          ---------       --------

See accompanying notes.

                           USCOMMUNICATION SERVICES, INC.

                       CONSOLIDATED STATEMENTS OF OPERATIONS

                                               FOR THE YEAR ENDED      FROM INCEPTION TO
                                               DECEMBER 31, 1997       DECEMBER 31, 1996
                                               ------------------      -----------------
             Net sales                             $ 605,705                $      -
             Service fees                            114,000                  44,866
                                                   ---------                --------
             Total revenues                          719,705                  44,866

             Cost of goods sold                      545,699                       -
                                                   ---------                --------

             Gross profit                            174,006                  44,866
                                                   ---------                --------

             General and administrative              440,042                  85,292
             Sales and marketing                     223,871                  13,009
                                                   ---------                --------

             Total operating expenses                663,913                  98,301
                                                   ---------                --------

             Loss from operations                   (489,907)                (53,435)

             Interest expense                          7,626                     125
                                                   ---------                --------

             Net loss                              $(497,533)               $(53,560)
                                                   ---------                --------
                                                   ---------                --------

See accompanying notes.

                           USCOMMUNICATION SERVICES, INC.

                  CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT


                                    Common        Common      Additional
                                    Stock         Stock         Paid-In      Accumulated
                       Shares       Amount      Subscribed      Capital        Deficit       Total
                     ----------    -------      ----------    ----------     -----------   ----------
Balance at
August 7, 1996
(inception)                   -    $     -        $    -        $     -      $       -      $       -


Common stock
subscribed                    -          -         7,000              -              -          7,000
Net loss                                                                       (53,560)       (53,560)
                     ----------    -------       -------        -------      ---------      ---------

Balance at
December 31, 1996             -          -         7,000              -        (53,560)       (46,560)

Common stock
issued               20,000,000     20,000        (7,000)        76,000              -         89,000
Net loss                                                                      (497,533)      (497,533)
                     ----------    -------       -------        -------      ---------      ---------

Balance at
December 31, 1997    20,000,000    $20,000       $     -        $76,000      $(551,093)     $(455,093)
                     ----------    -------       -------        -------      ---------      ---------
                     ----------    -------       -------        -------      ---------      ---------

See accompanying notes.

                           USCOMMUNICATION SERVICES, INC.

                       CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                  FOR THE YEAR ENDED   FROM INCEPTION TO
                                                                   DECEMBER 31, 1997   DECEMBER 31, 1996
                                                                  ------------------   -----------------
Operating Activities
   Net loss                                                            $(497,533)           $(53,560)
   Reconciliation to cash provided by operating activities:
     Depreciation and amortization                                        57,474                   -
     Provision for bad debt                                               87,966                   -
   Changes in operating assets and liabilities
     Accounts receivable                                                (244,398)                  -
     Prepaids and other current assets                                    (5,415)                  -
     Accounts payable and accrued liabilities                            646,260               2,263
     Deferred revenue                                                    103,859                   -
                                                                       ---------            --------
   Net cash provided by (used in) operating activities                   148,213             (51,297)
                                                                       ---------            --------

Investing activities:
   Capital expenditures                                                 (482,817)                  -
                                                                       ---------            --------

   Net cash used in investing activities                                (482,817)                  -
                                                                       ---------            --------

Financing activities:
   Proceeds from notes payable                                           368,235               5,000
   Payments on notes payable                                             (69,539)               (833)
   Advances from shareholder                                             156,307              64,861
   Repayment of shareholder advances                                    (169,951)            (24,196)
   Common stock subscribed                                                     -               7,000
   Common stock issued                                                    89,000                   -
                                                                       ---------            --------

   Net cash provided by financing activities                             374,052              51,832
                                                                       ---------            --------

Net increase (decrease) in cash                                           39,448                 535

Cash, beginning of the period                                                535                   -
                                                                       ---------            --------

Cash, end of the period                                                $  39,983            $    535
                                                                       ---------            --------
                                                                       ---------            --------


See accompanying notes.

                   USCOMMUNICATION SERVICES, INC. AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   ORGANIZATION AND NATURE OF BUSINESS

USCommunication Services, Inc. ("USC" or the "Company") was incorporated in the state of Delaware on August 7, 1996 as Nationwide Transportation Products, Inc. On August 19, 1997, the Company changed its name to USCommunication Services, Inc.

USC provides telecommunication and internet products and services to its customers, most of which are in the transportation industry. USC's products and services include prepaid calling cards, one plus long distance services, public internet access kiosks, pay telephones and pallet exchange services.

2.   SUMMARY OF SIGNIFICANT POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of USC and its wholly-owned subsidiary, Convenient Pallets, Inc. All significant intercompany transactions have been eliminated.

REVENUE RECOGNITION

The following describe USC's revenue recognition policies by type of activity:

PREPAID PHONE CARDS

Under the majority of agreements with customers, USC sells phone cards to the customer at a fixed price with normal credit terms. Upon shipment of the customer's order, revenue is recognized, except for phone cards shipped on consignment to certain customers at which time revenue is recognized upon sale of phone cards to end users. Concurrently with the recognition of revenue, USC accrues the estimated cost of the phone card minutes sold based on historical information. As USC receives invoices from its suppliers for actual minutes used, the accrual account is reduced.


USC periodically evaluates the cost of actual minutes used and updates its estimates accordingly. At the end of each period, USC adjusts the accrued minutes account to reflect the estimated cost of unused calling time outstanding. Such adjustments typically result from the expiration of cards containing unused calling time and differences in minutes decremented on the calling card platform versus minutes invoiced by USC's supplier.

INTERNET KIOSKS

Revenue from internet kiosks is recognized as minutes are logged by the customer. The customer pays for internet access at the time of usage by cash or credit card. Under the majority of agreements with kiosk locations, USC pays the location a commission based on a percentage of net revenues generated by the location. Net revenues are defined as gross revenue from the internet kiosk less direct costs including line charges. Additional commissions are paid under a technology license agreement with one of USC's suppliers. (See Note 9).

OTHER

Revenue from long distance reselling agreements is recognized based on actual usage by the customer. Revenue from pallet exchange services is recognized upon sale of pallets to customers. Revenue from fuel management, sales and marketing services is recognized monthly as services are provided.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives ranging from 2 to 5 years. Maintenance and repairs are charged to expense as incurred. The Company capitalizes renewals and betterments which significantly enhance the value or extend the useful life of an asset. Upon sale or retirement of depreciable assets, the cost and related accumulated depreciation are removed from the accounts, and the resulting gain or loss is credited to or charged against income.

INCOME TAXES

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

STATEMENT OF CASH FLOWS

For purposes of the statements of cash flows, the Company considers all cash and highly liquid short-term deposits to be cash equivalents. Included in the Company's cash balance at December 31, 1997 is $40,466 in cash deposits made by customers for reimbursement of fuel purchased under the Company's fuel management program. Total interest paid during 1997 and 1996 amounted to $5,253 and $125, respectively.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist of accounts receivable. USC primarily markets its products and services to individuals and businesses in the transportation industry through national and regional truckstops and trucking fleets. USC performs periodic credit evaluations of its customers and generally does not require collateral. Billed receivables are generally due within 30 days. No customer accounted for more than 10% of revenues for either period presented or accounted for more than 10% of accounts receivable at either December 31, 1997 or 1996.

FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company believes that the carrying amounts of its cash, accounts receivable, accounts payable, accrued liabilities, advances from shareholders and notes payable approximate their fair market values due to their short-term nature or variable interest rates.

EQUITY

On October 3, 1997, the Company effected a 16,000 for 1 stock split. All share amounts have been retroactively restated to reflect this stock split.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued SFAS 130, REPORTING COMPREHENSIVE INCOME and SFAS 131, SEGMENT INFORMATION. Both of these standards are effective for the fiscal years beginning after December 15, 1997. SFAS 130 requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. The Company's comprehensive loss will not be materially different than net loss as reported. SFAS 131 amends the requirements for public enterprises to report financial and descriptive information about its reportable operating segments. The Company currently operates in one business and operating segment and does not believe adoption of this standard will have a material impact on the Company's financial statements as reported.

3.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

                                                       1997
                                                    --------
Furniture and fixtures                              $    368
Payphone equipment                                     6,288
Computer equipment                                   132,589
Kiosk equipment                                      219,420
Dispensing equipment                                 124,152
                                                    --------
                                                     482,817

Less accumulated depreciation                        (57,474)
                                                    --------

                                                    $425,343
                                                    --------
                                                    --------

4.   NOTES PAYABLE

Notes payable consists of the following at December 31, 1997:

Notes payable to shareholders, interest at 15%, principal and interest
due January 30, 1998                                                      $ 20,000

Notes payable to individuals, interest at 15%, principal and interest
due January 30, 1998                                                        50,000


Notes payable to Canmax Inc., interest at 12%, interest payable monthly, principal due December 12, 1998, personally guaranteed by
shareholder and President of USC                                           100,000

Revolving line of credit, interest at prime plus 1% (9.3% at
December 31, 1997), principal and interest of $25,000 payable monthly      132,863
                                                                          --------
                                                                          $302,863
                                                                          --------
                                                                          --------

The Company maintains a $500,000 revolving line of credit with a major supplier, PayNet Communications, Inc. ("Paynet"), to finance the installation of computer equipment for the Company's internet kiosk product. The line is collateralized by the related equipment, personally guaranteed by the President of USC and expires August 1, 2000. At December 31, 1997, the Company had amounts outstanding and available under such line of $132,863 and $367,137, respectively.

The notes payable to shareholders and individuals aggregating $70,000 were initially convertible into common stock of USC at a conversion price of $1 per share for $11,000 of the notes and $0.685 per share for the remaining $59,000 of the notes. On January 23, 1998, the terms of the aforementioned notes were amended. The parties agreed to waive the conversion feature of the notes and extend the due dates of notes to April 1, 1998 in exchange for increasing the interest rate on the notes to 16%.

5.   ADVANCES FROM SHAREHOLDER

Throughout 1996 and 1997, the President and a beneficial shareholder of USC made advances to USC. These advances are unsecured and do not bear interest.

6.   ACCRUED LIABILITIES

Accrued liabilities consist of the following at December 31:

                                              1997      1996
                                            --------    ----
Accrued network costs                       $166,487    $  -
Accrued payroll                               39,413       -
Other                                          3,561     800
                                            --------    ----

                                            $209,461    $800
                                            --------    ----
                                            --------    ----

7.   INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31 are as follows:

                                                    1997                    1996
                                          ----------------------   ---------------------
                                            Asset      Liability     Asset     Liability
                                          ---------    ---------   --------    ---------
Allowance for doubtful accounts           $  35,186    $     -     $      -    $     -
Depreciation                                  3,750          -            -          -
Organizational costs                         13,683          -       14,876          -
Other                                             -          -            -     (3,876)
Net operating losses                        152,910          -        6,691          -
                                          ---------    -------     --------    -------
                                          $ 205,529    $     -     $ 21,567    $(3,876)
                                          ---------    -------     --------    -------
                                          ---------    -------     --------    -------

Current deferred tax asset (liability)    $  35,186                $ (3,876)
Valuation allowance                         (35,186)                      -
                                          ---------                --------

                                          $       -                $ (3,876)
                                          ---------                --------
                                          ---------                --------

Noncurrent deferred tax asset             $ 170,343                $ 21,567
Valuation allowance                        (170,343)                (17,691)
                                          ---------                --------

                                          $       -                $  3,876
                                          ---------                --------
                                          ---------                --------

The reconciliation of income tax provision at the statutory United States federal income tax rates to the income tax provision is:

                                              1997           1996
                                           ---------       --------
Federal income tax benefit at
 statutory rate                            $(169,161)      $(18,210)
State income taxes, net of
 federal tax benefit                         (29,851)             -
Valuation allowance                          187,838         17,691
Other                                         11,174            519
                                           ---------       --------
                                           $       -       $      -
                                           ---------       --------
                                           ---------       --------

At December 31, 1997, the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $413,000 and $207,000 which expire in 2004 through 2012. Utilization of net operating losses may be subject to annual limitations due to the ownership change limitation provided by the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses before utilization.

8.   COMMITMENTS

Effective December 22, 1997, the Company began leasing office space under a noncancellable operating lease agreement which expires December 31, 2000. Future minimum lease payments for the years ending December 31 are as follows:

                   1998                              $ 36,355
                   1999                                38,172
                   2000                                40,081
                                                     --------
                                                     $114,608
                                                     --------
                                                     --------

Prior to December 22, 1997, the Company subleased office space on a month-to-month basis from the President and beneficial shareholder of the Company for $1,500 per month. Total rent expense paid to this related party, was $18,000 and $7,500 for 1997 and 1996, respectively.

9.   MAJOR SUPPLIERS

WORLDCOM NETWORK SERVICES, INC.

Both inbound calls to and outbound calls from USC's platform placed by consumers through USC's prepaid phone cards and long distance calls placed by customers subscribing to USC's one plus long distance services are carried by WorldCom Network Services, Inc. ("WorldCom"). USC obtains telecommunication services pursuant to supply agreements with WorldCom. Effective March 1, 1998, the WorldCom supply agreement was amended. The amended agreement expires March 1, 2001 and reflects revised supply rates and discounts agreed to by both parties. Pursuant to the terms of the amended supply agreement, USC is subject to the following monthly supply commitments.

July 1, 1998 to September 30, 1998                $  250,000
October 1, 1998 to December 31, 1998              $  500,000
January 1, 1999 to March 31, 1999                 $  750,000
April 1, 1999 to March 1, 2001                    $1,000,000

CALLSOURCE, INC.

USC's prepaid phone card services are delivered through proprietary switching, application, and database access software running on the USC platform. The USC platform located in California, is owned by USC and is operated for USC by CallSource, Inc. ("CallSource"). The USC platform allows users to access USC's prepaid phone card services.

PAYNET COMMUNICATIONS, INC.

USC's TravelNet kiosks are operated under a technology license agreement with PayNet Communications, Inc. ("PayNet"). As part of the technology license agreement, USC has agreed to pay to PayNet a commission of 50% of net revenues. Net revenues are defined as gross revenue from the internet kiosks less direct costs including line charges and commissions paid to the location. Additionally, PayNet provides a revolving line of credit to USC. (See Note 4).

10.  SUBSEQUENT EVENTS

On January 30, 1998, USC was acquired by Canmax, Inc. ("Canmax"). Pursuant to the terms of an Agreement and Plan of Merger dated as of January 30, 1998 (the "Merger Agreement") by and among Canmax, USC and a wholly owned subsidiary of Canmax (the "Subsidiary"), USC was merged with and into the Subsidiary, with the Subsidiary being the surviving corporation in the merger (the "Surviving Corporation") and electing to continue its operations under the name "USCommunication Services, Inc." Pursuant to the Merger Agreement, the former stockholders of USC received an aggregate of 1.5 million shares of Canmax Common Stock, a warrant that is exercisable during the five (5) year period commencing January 30, 1998 to acquire 1.5 million shares of Canmax Common Stock at an exercise price of $1.25 per share, and a warrant that is exercisable during the five (5) year period commencing January 30, 2000 to acquire 1.0 million shares of Canmax Common Stock at an exercise price of $2.00 per share.

        UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

On January 30, 1998, Canmax acquired USC in a transaction recorded under the purchase method. The total purchase price of the acquisition was $2,952,204 comprised of the following consideration:

                                   Number of shares      Value Assigned
                                   ----------------      --------------
      Canmax Common Stock             1,500,000            $1,458,973
      Warrants                        1,500,000               653,055
      Warrants                        1,000,000               535,370
                                      ---------            ----------
           Subtotal                   4,000,000             2,647,398
                                      ---------
                                      ---------
      Cash advances made to USC                               250,000
      Acquisition costs                                        54,806
                                                           ----------
           Total Purchase Price                            $2,952,204
                                                           ----------
                                                           ----------

The fair value of the warrants issued in connection with the acquisition was estimated using the Black-Scholes option pricing model with the following assumptions:

          Risk-free interest rates                  5.5% - 6.0%
          Dividend yields                               0%
          Volatility factor                            0.921
          Expected life of warrants                  2 - 4 yrs

In accordance with the purchase method of accounting, the purchase price was allocated to the assets acquired and liabilities assumed based on the estimated fair value of such assets and liabilities at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill and will be amortized over 5 years on a straight-line basis.

The USC acquisition is reflected in the unaudited consolidated balance sheet of Canmax previously filed with the Commission on Form 10-Q for the quarter ended January 31, 1998.

The unaudited pro forma combined condensed statement of operations for the three months ended January 31, 1998 combines the unaudited consolidated statement of operations of Canmax for the three months ended January 31, 1998 and the unaudited consolidated statement of operations of USC for the three months ended December 31, 1997, as if the acquisition had occurred at the beginning of the respective period.

The unaudited pro forma combined condensed statement of operations for the year ended October 31, 1997, combines the audited consolidated statement of operations of Canmax for the year ended October 31, 1997, and the audited consolidated statement of operations of USC for the year ended December 31, 1997, as if the acquisition had occurred at the beginning of the respective fiscal year.

The unaudited pro forma combined condensed financial information described above is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations.

The unaudited pro forma combined condensed statements of operations should be read in conjunction with (i) the historical financial statements of Canmax which are included in the annual report on Form 10-K for the year ended October 31, 1997 and on Form 10-Q for the three months ended January 31, 1998, previously filed with the Commission and (ii) the historical financial statements of USC for the year ended December 31, 1997 included herein.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


                                           Historical                         Pro Forma
                               ------------------------------------   -------------------------
                                                  USCommunication
                                  Canmax Inc.      Services, Inc.
                                 Three months       Three months
                                    ended              ended
                               January 31, 1998   December 31, 1997   Adjustments    Combined
                               ----------------   -----------------   -----------   -----------
Revenues:
  Software licenses and
   product revenue                $  215,225         $        -       $       -     $   215,225
  Development                        840,745                  -               -         840,745
  Service agreements                 547,980                  -               -         547,980
  Prepaid phone cards,
   kiosks, long distance
   reselling and other                     -            543,205               -         543,205
                                  ----------         ----------       ---------     -----------
                                   1,603,950            543,205               -       2,147,155
                                  ----------         ----------       ---------     -----------
Costs and expenses:
  Costs of software licenses
   and product revenue               169,909                  -               -         169,909
  Cost of development revenues       401,082                  -               -         401,082
  Costs of prepaid phone cards,
   kiosks, long distance
   reselling and other                     -            489,815               -         489,815
  Customer service                   476,613                  -               -         476,613
  Product development                170,944                  -               -         170,944
  Sales and marketing                151,338            153,968               -         305,306
  General and administrative         783,357            390,090         146,435(A)    1,319,882
                                  ----------         ----------       ---------     -----------
                                   2,153,243          1,033,873         146,435       3,333,551
                                  ----------         ----------       ---------     -----------
Operating (loss)                    (549,293)          (490,668)       (146,435)     (1,186,396)
Other expense:
  Interest, net                        9,240              7,189               -          16,429
                                  ----------         ----------       ---------     -----------
Net loss                          $ (558,533)        $ (497,857)      $(146,435)    $(1,202,825)
                                  ----------         ----------       ---------     -----------
                                  ----------         ----------       ---------     -----------
Net loss per common and
 common equivalent share -
 basic and diluted                $    (0.08)                                       $     (0.15)
                                  ----------                                        -----------
                                  ----------                                        -----------

Shares used in per share
 computation - basic and diluted   6,627,309                                          8,111,005
                                  ----------                                        -----------
                                  ----------                                        -----------

See accompanying notes to unaudited pro forma combined condensed financial statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                           Historical                          Pro Forma
                              -------------------------------------    ---------------------------
                                                  USCommunication
                               Canmax Inc.         Services, Inc.
                               Year ended            Year ended
                              October 31, 1997    December 31, 1997    Adjustments      Combined
                              ----------------    -----------------    -----------     -----------
Revenues:
  Software licenses and
   product revenue              $ 1,924,897          $        -         $       -      $ 1,924,897

  Development                     8,704,338                   -                 -        8,704,338
  Service agreements              2,106,988                   -                 -        2,106,988
  Prepaid phone cards,
   kiosks, long distance
   reselling and other                    -             719,705                 -          719,705
                                -----------          ----------         ---------      -----------
                                 12,736,223             719,705                 -       13,455,928
                                -----------          ----------         ---------      -----------
Costs and expenses:
  Costs of software licenses
   and product revenue              772,502                   -                 -          772,502
  Cost of development
   revenues                       4,564,441                   -                 -        4,564,441
  Costs of prepaid phone
   cards, kiosks, long
   distance reselling and
   other                                  -             545,699                 -          545,699
  Customer service                2,254,986                   -                 -        2,254,986
  Product development               614,503                   -                 -          614,503
  Sales and marketing               608,445             223,871                 -          832,316
  General and
   administrative                 3,813,267             440,042           585,740 (A)    4,839,049
                                -----------          ----------         ---------      -----------
                                 12,628,144           1,209,612           585,740       14,423,496
                                -----------          ----------         ---------      -----------

Operating income (loss)             108,079            (489,907)         (585,740)        (967,568)
Other expense:
  Interest, net                      20,748               7,626                 -           28,374
                                -----------          ----------         ---------      -----------

Net income (loss)               $    87,331          $ (497,533)        $(585,740)     $  (995,942)
                                -----------          ----------         ---------      -----------
                                -----------          ----------         ---------      -----------
Net income (loss) per
 common and common
 equivalent share - basic
 and diluted                    $      0.01                                            $     (0.14)
                                -----------                                            -----------
                                -----------                                            -----------
Shares used in per share
 computation - basic              5,827,262                                              7,327,262
                                -----------                                            -----------
                                -----------                                            -----------
Shares used in per share
 computation - diluted            6,649,641                                              7,327,262
                                -----------                                            -----------
                                -----------                                            -----------

See accompanying notes to unaudited pro forma combined condensed financial statements.

                       NOTES TO UNAUDITED PRO FORMA COMBINED
                           CONDENSED FINANCIAL STATEMENTS


(A) Adjustment to reflect the pro forma amortization of goodwill over 5 years on a straight-line basis of $146,435 and $585,740 for the three months ended January 31, 1998 and the year ended October 31, 1997, respectively.